UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2010
KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220
Scottsdale, Arizona	85251

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 922-8100
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9
EX-99.10

Item 8.01. Other Events.
Recent Events Relating to the Company’s Upcoming 2010 Annual Meeting of Stockholders
     The certificate of incorporation of Kona Grill, Inc., a Delaware corporation (the “Company”) provides for a Board of Directors (the “Board”) consisting of three classes serving three-year, staggered terms. The term of office of the Class II directors expires at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Our Board has nominated each of Douglas G. Hipskind, Anthony L. Winczewski and Mark A. Zesbaugh for election as a Class II director for the three-year term expiring at the Company’s 2013 Annual Meeting of Stockholders.
     * Mill Road Capital, L.P. Stockholder Nomination Correspondence
     By letter dated January 28, 2010, Mill Road Capital, L.P. (“MRC”), a 9.8% stockholder of the Company, submitted a letter to the Company’s Secretary, wherein it sought to notify the Company of its purported nomination of an opposition slate of three insurgent Class II directors for election to the Company’s Board at the Annual Meeting (the “January 28th MRC Letter”). The letter purported to include the information required under the Company’s amended and restated by-laws currently in effect (the “By-laws”). MRC identified the three individuals it intended to nominate for election to the Board at the Annual Meeting and also requested that the Company name the three purported opposition director-candidates in the Company’s 2010 proxy statement (the “Proxy Statement”) as director-nominees for election to the Board at the Annual Meeting.
     By letter dated February 2, 2010 (the “February 2nd Company Letter”), the Company advised MRC that the Company’s Nominating Committee (the “Committee”) determined that the January 28th MRC Letter omitted certain required technical disclosures, and, therefore, did not comply with the By-laws. In good faith, the Company provided MRC with a non-exhaustive list of such omitted disclosures. Notwithstanding such technical noncompliance, the Committee and Board advised MRC that they determined that the January 28th MRC Letter substantially complied on its face with the By-laws, and that subject to and assuming the accuracy and completeness of all information, representations and undertakings made by MRC in the January 28th MRC Letter and further subject to and assuming MRC’s compliance with Rule 14a-9, the Company was not rejecting and would accept the validity of MRC’s opposition (advance notice) stockholder nomination letter for purposes of the By-laws.
     By letter dated February 5, 2010, MRC acknowledged receipt of the February 2nd Company Letter, and recognized the Company’s acknowledgment of the validity of the January 28th MRC Letter for purposes of complying with the Company’s By-laws.
     On February 6, 2010, the Company reiterated its acceptance of the validity of the January 28th MRC Letter for purposes of the By-laws subject to and assuming MRC’s compliance with Rule 14a-9.
     * Marcus E. Jundt Stockholder Nomination Correspondence
     On May 15, 2009, Mr. Marcus E. Jundt, the former Chairman, President and Chief Executive Officer, resigned as an officer and as a director of the Company. On August 6, 2009, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Jundt relating to Mr. Jundt’s resignation from the Company. Pursuant to the terms of the Agreement, for a period of 12 months following Mr. Jundt’s termination, Mr. Jundt receives severance compensation equal to his base salary in effect at the time of termination, paid in the manner and at such times as the base salary otherwise would have been payable, and continuation of medical and dental benefits in effect under COBRA. In addition, pursuant to the Agreement, all unvested portions of Mr. Jundt’s stock options that were scheduled to vest over a period of 12 months following the date of termination became vested and immediately exercisable for a period of three months following the separation date. The Agreement contains customary confidentiality provisions and a full release of any claims, known or unknown, that Mr. Jundt may have had against the Company.
     On January 25, 2010, Mr. Jundt, a stockholder of the Company, submitted to the Company a letter dated such date, which was addressed to the Company’s Secretary, wherein Mr. Jundt sought to notify the Company of his purported self-nomination as an insurgent Class II director for election to the Company’s Board at the Company’s Annual Meeting (“January 25th Jundt Letter”). The January 25th Jundt Letter purported to include the information required under the By-laws, including Mr. Jundt’s biographical information, certain information regarding his beneficial ownership of the Company’s common stock, and a statement of his intent to appear in person or by proxy at the Annual Meeting “to nominate myself as a director at the next annual meeting of the shareholders.” The January 25th Jundt Letter also contained a description of certain provisions of the Separation Agreement described above.
     By letter dated January 28, 2010 (the “January 28th Company Letter”), the Company responded to the January 25th Jundt Letter. The Company noted that the January 25th Jundt Letter was not clear as to Mr. Jundt’s intentions. Specifically, the Company requested that Mr. Jundt clarify whether he was (a) requesting the Committee to consider his qualifications and suitability as a potential Board candidate and recommend him to the Board as a potential Board-nominated director-candidate; (b) formally notifying the Company of his intention to oppose the Board’s nominees and to self-nominate himself as an insurgent opposition director-candidate and commence his own opposition solicitation of votes for his election to the Board; or (c) indicating his intention to take some alternative corporate action at the Annual Meeting with respect to the election of the Company’s directors. The Company advised Mr. Jundt that if his intention was to nominate himself as an insurgent opposition director-candidate, that the January 25th Jundt Letter failed to comply with the provisions of the By-laws, which expressly establish and govern the procedural and substantive requirements for advance notice to the Company of stockholder nominations of director-candidates for election to the Board (the “Advance Notice Requirements”). Accordingly, the Company advised Mr. Jundt that the Nominating Committee and the Board determined that the January 25th Jundt Letter was defective and of no effect. However, in good faith, the Company provided a description of the relevant section of the By-laws and of the applicable regulations of the Securities and Exchange Commission, which are incorporated by reference therein, to give Mr. Jundt an opportunity to address the defects in the January 25th Jundt Letter. The Company specifically referred Mr. Jundt to the disclosure requirements in Rule 14a-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and noted that Mr. Jundt was required to deliver any additional information to the Company’s Secretary no later than February 6, 2010.
     On February 3, 2010, Mr. Jundt responded to the January 28th Company Letter (the “February 3rd Jundt Letter”). Mr. Jundt disagreed that the January 25th Jundt Letter was defective under the By-laws. Mr. Jundt contended that all of the Advance Notice Requirements were provided, although he acknowledged that no information was provided in the January 25th Jundt Letter in response to certain items contained in Regulation 14A under the Exchange Act. Mr. Jundt provided certain additional information to the Company regarding the purpose of the January 25th Jundt Letter without acknowledging any deficiencies in such letter. Mr. Jundt requested that the Nominating Committee and the Board recommend him for election as a director at the Annual Meeting, and include his name and background information in the Proxy Statement and on the Company’s proxy card with the Board-nominated director-candidates (the “Proxy Card”). In addition, Mr. Jundt reserved his right to solicit proxies for his election as a director for use at the Annual Meeting.
     By letter dated February 4, 2010 (the “February 4th Company Letter”), the Committee and the Board reiterated to Mr. Jundt that his prior letters omitted disclosures required under the By-laws, and, therefore, the January 25th Jundt Letter and the February 3rd Jundt Letter, collectively, were defective and of no effect under the By-laws. The Committee and the Board further notified Mr. Jundt that the Company, therefore, (a) would not recognize his purported self-nomination as an insurgent, non-Board nominated director-candidate, and that any attempt to present himself as an insurgent, opposition director-candidate at the Annual Meeting would be disregarded; (b) that his name would not appear on any ballot as a director-candidate for election at the Annual Meeting; and (c) that any stockholder votes for his election as an insurgent, opposition director-candidate would be void and of no effect. The Committee and the Board notified Mr. Jundt of their unanimous determination not to nominate him as a director-candidate. With respect to his purported self-nomination, the Company, in good faith, expressly furnished to Mr. Jundt a non-exhaustive list of 15 disclosure defects (omissions) in the January 25th Jundt Letter and February 3rd Jundt Letter required under the By-laws to give Mr. Jundt yet another opportunity to cure the defects in his putative nomination letters. The Company reiterated its reference to the disclosure requirements of Rule 14a-9 under the Exchange Act.
     On February 5, 2010, Mr. Jundt responded to the February 4th Company Letter, and once again disagreed that the January 25th Jundt Letter and February 3rd Jundt Letter were collectively defective under the By-laws. Mr. Jundt, however, provided in response to each of the 15 omitted disclosure items recited in the February 4th Company Letter, the information requested by the Company therein without acknowledging any deficiencies in his prior letters. Mr. Jundt also repeated his request that the Company include him as a director-nominee in the Company’s Proxy Statement and on the Company’s Proxy Card, and reiterated his reservation of the right to solicit proxies for his election as a director for use at the Annual Meeting.
     By letter dated February 6, 2010, the Company advised Mr. Jundt that the Committee determined that Mr. Jundt’s correspondences to date, as a whole, continued to omit certain disclosures, and, therefore, they did not comply in all technical respects with the By-laws. However, the Committee and Board advised Mr. Jundt that, collectively, his correspondences substantially complied on their face with the By-laws, and that subject to the accuracy and completeness of all information, representations and undertakings made by Mr. Jundt in his correspondences, and further subject to and assuming his compliance with the requirements of Rule 14a-9, the Company was not rejecting and would accept the validity of Mr. Jundt’s opposition (advance notice) stockholder nomination letter for purposes of the By-laws. For purposes of clarification and in response to Mr. Jundt’s previous requests, the Company reiterated that neither the Committee nor the Board would nominate him as a Board nominee or recommend him as a candidate for election as a Company director at the Annual Meeting. The Committee and the Board also confirmed that Mr. Jundt would not appear as an insurgent opposition, non-Board nominated director-candidate in the Company’s Proxy Statement or Proxy Card for the Annual Meeting.
     A copy of the letters between (a) the Company and Mr. Jundt and (b) the Company and MRC are attached hereto as Exhibits 99.1 through 99.10 and are hereby incorporated by reference in this Item 8.01.
Important Information
     The Company intends to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders its proxy statement (and related proxy materials) in connection with its solicitation of proxies for use at the Company’s 2010 Annual Meeting of Stockholders. The Company advises its stockholders to carefully read the Company’s proxy statement (and related proxy materials) when they become available, because they will contain important information, including, without limitation, the identity of the participants in the Company’s solicitation and information relating to the Company’s Board-nominated director candidates, and a description of the direct and indirect interests of such particpants’ and Board-nominated director candidates. Stockholders may obtain a free copy of the proxy statement (and related proxy materials) when they become available, as well as all other documents that Kona Grill files with the SEC at the SEC’s website at www.sec.gov. The Company’s proxy statement and such other documents also may be obtained for free from Kona Grill, Inc. by submitting a request to Kona Grill, Inc., 7150 E. Camelback Road, Suite 220, Scottsdale, Arizona 85251, Attn: Corporate Secretary, or calling (480) 922-8100.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Letter dated January 28, 2010 from Mill Road Capital to the Company.
99.2	Letter dated February 2, 2010 from the Company to Mill Road Capital.
99.3	Letter dated February 5, 2010 from Mill Road Capital to the Company.
99.4	Letter dated February 6, 2010 from the Company to Mill Road Capital.
99.5	Letter dated January 25, 2010 from Marcus E. Jundt to the Company.
99.6	Letter dated January 28, 2010 from the Company to Marcus E. Jundt.
99.7	Letter dated February 3, 2010 from Marcus E. Jundt to the Company.
99.8	Letter dated February 4, 2010 from the Company to Marcus E. Jundt.
99.9	Letter dated February 5, 2010 from Marcus E. Jundt to the Company.
99.10	Letter dated February 6, 2010 from the Company to Marcus E. Jundt.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2010	KONA GRILL, INC.
	By:	/s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Letter dated January 28, 2010 from Mill Road Capital to the Company.
99.2	Letter dated February 2, 2010 from the Company to Mill Road Capital.
99.3	Letter dated February 5, 2010 from Mill Road Capital to the Company.
99.4	Letter dated February 6, 2010 from the Company to Mill Road Capital.
99.5	Letter dated January 25, 2010 from Marcus E. Jundt to the Company.
99.6	Letter dated January 28, 2010 from the Company to Marcus E. Jundt.
99.7	Letter dated February 3, 2010 from Marcus E. Jundt to the Company.
99.8	Letter dated February 4, 2010 from the Company to Marcus E. Jundt.
99.9	Letter dated February 5, 2010 from Marcus E. Jundt to the Company.
99.10	Letter dated February 6, 2010 from the Company to Marcus E. Jundt.